SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2015

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 502(f). On April 16, 2015, the Compensation Committee of the PACCAR Inc Board of Directors approved a Long Term Performance Cash Award (“LTIP Cash Award”) for the 2012-2014 cycle under the Company’s Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 10, 2015 proxy statement. The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 24 of the Company’s 2015 proxy statement has been recalculated to include the LTIP Cash Award as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. E. Armstrong	$787,410	$7,545,233
R. J. Christensen	$593,285	$6,085,046
D. D. Sobic	$604,065	$5,145,587
T. K. Quinn	$169,470	$1,698,037
R. A. Bengston	$164,640	$2,266,330
M. C. Pigott	$3,872,340	$19,820,142

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on April 21, 2015.

(b) Following is a brief description and vote count of all items voted on at the annual meeting:

Item 1.    Election of Directors.

The following persons were elected to serve as Class II directors with a term expiring in 2018:

Nominee	Shares Voted “For”	Shares Withheld	Abstentions	Broker Nonvotes
M. C. Pigott	290,957,287	11,328,361	719,790	0
C. R. Williamson	299,027,133	3,220,798	757,507	0
R. E. Armstrong	300,547,764	1,979,834	477,840	0

Item No. 2.    Stockholder Proposal Regarding the Annual Election of All Directors.

Item No. 2 received the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
167,063,958	134,416,612	1,524,868	0

Item No. 3.    Stockholder Proposal Regarding Proxy Access

Item No. 3 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
126,433,775	174,847,968	1,723,695	0

(c) Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 22, 2015	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel